Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL DATA

The following unaudited pro forma condensed combined financial information as of March 31, 2023 combines the historical consolidated financial position and results of operations of Shore Bancshares, Inc. (“SHBI”) and The Community Financial Corporation (“TCFC”), as of such date (i) on an actual historical basis and (ii) assuming the completion of the merger at such date using the acquisition method of accounting as prescribed by the Financial Accounting Standards Board, or FASB, Accounting Standards Codification, ASC 805, “Business Combinations” and giving effect to the related pro forma adjustments described in the accompanying notes. The unaudited pro forma condensed consolidated financial information as of March 31, 2023 gives effect to the completion of SHBI’s acquisition of TCFC.

The following unaudited pro forma condensed combined financial information for the three months ended March 31, 2023 combines the historical consolidated financial position and results of operations of SHBI and TCFC for such period, giving effect to the merger as if the merger had become effective at the beginning of the period presented, using the acquisition method of accounting and giving effect to the pro forma adjustments described in the accompanying notes. Although pro forma financial information is not a measurement of performance calculated in accordance with GAAP, SHBI and TCFC believe that pro forma financial information is important because it gives effect to the merger and the transactions referenced above. The manner in which SHBI and TCFC calculate pro forma financial information may differ from similarly titled measures reported by other companies.

The unaudited pro forma condensed combined financial information is provided for informational purposes only and is not necessarily, and should not be assumed to be, an indication of the actual results that would have been achieved had the merger been completed as of the dates indicated or that may be achieved in the future. The unaudited pro forma condensed combined financial information has been derived from and should be read in conjunction with the respective period’s historical consolidated financial statements and the related notes of SHBI and TCFC. The historical consolidated financial statements of SHBI are included in SHBI’s Quarterly Report on Form 10-Q for the three months ended March 31, 2023. The historical consolidated financial statements of TCFC are attached as Exhibit 99.2 in Amendment No. 1 to Current Report on Form 8-K/A filed along with this Exhibit 99.3 on August 7, 2023.

The pro forma information, while helpful in illustrating the financial characteristics of the combined company under one set of assumptions, does not reflect the opportunities to earn additional revenue and does not include certain assumptions as to cost savings and, accordingly, does not attempt to predict or suggest future results. It also does not necessarily reflect what the historical results of the combined company would have been had the companies been combined during the periods presented.

SHORE BANCSHARES, INC. AND THE COMMUNITY FINANCIAL CORP.

Unaudited Pro Forma Condensed Combined Balance Sheet

March 31, 2023

	SHBI Historical	TCFC Historical	Transaction Accounting Adjustments				Pro Forma
(in thousands)	(as reported)	(as reported)	Fair Value		Other		Combined
ASSETS
Cash and due from banks	$23,863	$11,905	$(4)	A	$-		$35,764
Federal funds sold	-	2,290	-		-		2,290
Interest-bearing deposits with other banks	13,846	13,297	-		-		27,143
Cash and cash equivalents	37,709	27,492	(4)		-		65,197
Investment securities:
Available-for-sale, at fair value	81,525	463,949	-		-		545,474
Held to maturity, at amortized cost	549,096	-	-		(500)	B	548,596
Equity securities, at fair value	1,258	4,380	-		-		5,638
Restricted securities	15,067	2,388	-		-		17,455

Loans held for sale, at fair value	3,514	-	-		-		3,514

Loans	2,668,681	1,844,321	(117,798)	C	5,155	C	4,400,359
Less: allowance for credit losses	(28,464)	(23,515)	23,515	D	(20,869)	D	(49,333)
Loans, net	2,640,217	1,820,806	(94,283)		(15,714)		4,351,026

Premises and equipment, net	50,516	20,987	8,131	E	-		79,634
Goodwill	63,266	10,835	(10,835)	F	-		63,266
Other intangible assets, net	5,106	550	48,098	G	-		53,754
Other real estate owned, net	179	-	-		-		179
Mortgage servicing rights, at fair value	5,310	-	-		-		5,310
Right-of-use assets	9,344	5,817	(1,827)	H	-		13,334
Cash surrender value on life insurance	59,711	40,019	-		-		99,730
Other assets	31,876	31,313	14,358	I	10,936	I	88,483
TOTAL ASSETS	$3,553,694	$2,428,536	$(36,362)		$(5,278)		$5,940,590

LIABILITIES
Deposits:
Noninterest-bearing	$808,679	$599,763	$-		$-		$1,408,442
Interest-bearing	2,185,883	1,554,560	(6,450)	J	-		3,733,993
Total deposits	2,994,562	2,154,323	(6,450)		-		5,142,435

Advances from FHLB - short-term	131,500	21,500	-		-		153,000
Subordinated debt	43,150	31,580	(2,954)	K	(500)	B	71,276
Total borrowings	174,650	53,080	(2,954)		(500)		224,276

Lease liabilities	9,642	6,114	(2,124)	H	-		13,632
Other liabilities	13,202	16,213	-		26,346	L	55,761
TOTAL LIABILIITIES	3,192,056	2,229,730	(11,528)		25,846		5,436,104

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY
Common stock	199	57	77	M	-		333
Additional paid in capital	201,736	98,246	54,735	N	-		354,717
Retained earnings	167,864	138,573	(117,716)	O	(31,124)	O	157,597
Accumulated other comprehensive loss	(8,161)	(37,896)	37,896	P	-		(8,161)
Unearned ESOP shares	-	(174)	174	Q	-		-
TOTAL STOCKHOLDERS' EQUITY	361,638	198,806	(24,834)		(31,124)		504,486
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$3,553,694	$2,428,536	$(36,362)		$(5,278)		$5,940,590

The accompanying notes are an integral part of the unaudited pro forma condensed combined financial information.

SHORE BANCSHARES, INC. AND THE COMMUNITY FINANCIAL CORP.

Unaudited Pro Forma Condensed Combined Income Statement

For the Period Ended March 31, 2023

	SHBI Historical	TCFC Historical	Transaction Accounting Adjustments				Pro Forma
(in thousands)	(as reported)	(as reported)	Fair Value		Other		Combined
INTEREST INCOME
Interest and fees on loans	$30,828	$23,116	$2,300	R	$-		$56,244
Interest and dividends on investment securities:
Taxable	4,064	3,876	-		-		7,940
Tax-exempt	7	116	-		-		123
Interest on deposits with other banks	163	156	-		-		319
Total interest income	35,062	27,264	2,300		-		64,626

INTEREST EXPENSE
Interest on deposits	7,281	6,729	1,310	S	-		15,320
Interest on short-term borrowings	1,361	998	-		-		2,359
Interest on long-term borrowings	756	469	127	T	-		1,352
Total interest expense	9,398	8,196	1,437		-		19,031

NET INTEREST INCOME	25,664	19,068	863		-		45,595
Provision for credit losses	1,213	652	-		15,714	D	17,579
NET INTERST INCOME AFTER PROVISION FOR CREDIT LOSSES	24,451	18,416	863		(15,714)		28,016

NONINTEREST INCOME
Service charges on deposit accounts	1,213	546	-		-		1,759
Trust and investment fee income	432	-	-		-		432
Interchange credits	1,212	523	-		-		1,735
Mortgage-banking revenue	977	1	-		-		978
Title Company revenue	137	-	-		-		137
Other noninterest income	1,363	379	-		-		1,742
Total noninterest income	5,334	1,449	-		-		6,783

NONINTEREST EXPENSE
Compensation and benefits	11,605	5,481	-		-		17,086
Occupancy expense	1,619	847	55	U	-		2,521
Furniture and equipment expense	534	177	-		-		711
Data processing	1,798	1,037	-		-		2,835
Amortization of intangible assets	441	84	2,376	V	-		2,901
FDIC insurance premium expense	371	180	-		-		551
Other real estate owned expenses, net	(1)	-	-		-		(1)
Legal and professional fees	750	835	-		-		1,585
Merger-related expenses	691	259	-		(941)	W	9
Other noninterest expenses	3,085	1,270	-		-		4,355
Total noninterest expense	20,893	10,170	2,431		(941)		32,553

Income before income tax expense	8,892	9,695	(1,568)		(14,773)		2,246
Income tax expense (benefit)	2,435	2,368	(408)	X	(3,841)	X	554
NET INCOME	$6,457	$7,327	$(1,160)		$(10,932)		$1,692

Earnings per common share - Basic	$0.32	$1.30					$0.05
Earnings per common share - Diluted	$0.32	$1.30					$0.05

Weighted average shares outstanding - Basic	19,886	5,652	7,510	Y			33,048
Weighted average shares outstanding - Diluted	19,886	5,656	7,515	Y			33,057

The accompanying notes are an integral part of the unaudited pro forma condensed combined financial information.

NOTE A — BASIS OF PRESENTATION

On December 14, 2022, SHBI entered into the merger agreement with TCFC. In accordance with the merger agreement, TCFC was merged with and into SHBI on July 1, 2023. At the effective time of the merger, TCFC ceased to exist and SHBI survived and continued to exist as a Maryland corporation. Each outstanding share of common stock of TCFC was converted into 2.3287 shares of SHBI common stock, with an amount in cash, without interest, paid in lieu of fractional shares.

The pro forma allocation of the purchase price reflected in the pro forma condensed combined financial information is subject to adjustment and may vary from the actual purchase price allocation. Adjustments may include, but not be limited to, changes in (i) TCFC’s balance sheet through the effective time of the merger and (ii) the underlying values of the assets acquired and liabilities assumed.

The unaudited pro forma condensed combined financial information of SHBI’s financial condition and results of operations, including per share data, are presented after giving effect to the merger. The pro forma financial information assumes that the merger with TCFC was consummated on March 31, 2023, for purposes of the unaudited pro forma condensed combined balance sheet and for purposes of the pro forma condensed combined statement of income, as if it had been effective during the entire period presented. Certain reclassifications have been made to the historical financial statement presentations of TCFC to conform to the presentation in SHBI’s financial statements.

The merger will be accounted for by SHBI using the acquisition method of accounting; accordingly, the difference between the purchase price as compared to the estimated fair value of the assets acquired (including identifiable intangible assets) and liabilities has been reflected as a preliminary bargain purchase gain. The pro forma financial information includes estimated adjustments to record the assets and liabilities of TCFC at their respective fair values and represents management’s estimates based on available information. The pro forma adjustments included herein may be revised as additional information becomes available and as additional analysis is performed.

NOTE B —  PRO FORMA ADJUSTMENTS

The following pro forma adjustments have been reflected in the unaudited pro forma condensed combined financial information. All adjustments are based on current valuations, estimates, and assumptions. In conjunction with the merger, SHBI has engaged an independent third-party valuation firm to determine the fair value of certain assets acquired and liabilities assumed. Actual fair values recorded as of the acquisition date may differ from the estimated fair values presented.

(Dollars in thousands)

(A)	Cash consideration (cash in lieu for fractional shares).

(B)	Adjustment to effectively settle subordinated debt held by SHBI of TCFC.

(C)	Adjustment to acquired TCFC loans:

To reverse unaccreted discounts or premiums related to net loan origination fees and costs	$3,057
To record fair value related to the credit component of the loan portfolio	(20,869)
To record fair value related to the interest rate component of the loan portfolio	(99,986)
Total fair value adjustments to loans	$(117,798)

To record the purchased credit deteriorated loan CECL gross-up	$5,155
Total transaction accounting adjustments to loans	$5,155

(D)	Adjustment of $23,515 to eliminate TCFC's allowance for credit losses.

Transaction accounting adjustments to allowance for credit losses:
Increase in the allowance for credit losses for gross-up for estimate of lifetime credit losses for purchased credit deteriorated ("PCD") loans	$(5,155)
Provision for estimated lifetime credit losses for non-PCD loans to be recorded immediately following consummation of the merger	(15,714)
Total transaction accounting adjustments to allowance for credit losses	$(20,869)

(E)	Adjustments to reflect preliminary estimate of fair value of premises and equipment.

(F)	Adjustment to eliminate TCFC's historical goodwill.

(G)	Adjustments to eliminate TCFC's historical intangible assets of $550 thousand and to record estimated core deposit and customer relationship intangibles associated with the merger of $48,648.

(H)	Adjustment to reflect preliminary fair value of right of use assets of $(1,827) and lease liabilities of $(2,124).

(I)	Adjustments to other assets:

Deferred taxes on acquisition accounting adjustments	$26,863
Deferred taxes on the core deposit intangible	(12,505)
Total fair value adjustments to other assets	$14,358

Deferred tax asset to record the income tax effect on provision for credit losses for non-PCD loans	$4,086
Tax impact of merger-related expenses included in (L) below	6,850
Total transaction accounting adjustments to other assets	$10,936

An estimated blended federal and state tax rate of 26% was used.

(J)	Adjustment to reflect preliminary estimate of fair value of interest-bearing deposits with maturities.

(K)	Adjustment to reflect preliminary estimate of fair value of subordinated debt and trust preferred securities.

(L)	Adjustments to other liabilities:

Contract Termination/Conversion	$4,428
Personnel	11,600
Professional Fees	9,176
Other Integration	1,142
Total transaction accounting adjustments to other liabilities	$26,346

(M)	Adjustments to common stock:

To reflect elimination of TCFC's historical common stock	$(57)
To reflect issuance of SHBI common stock consideration at par value	134
Total fair value adjustments to common stock	$77

(N)	Adjustments to paid in capital:

To reflect elimination of TCFC's historical additional paid in capital	$(98,246)
To reflect issuance of SHBI common stock consideration in excess of par value	152,981
Total fair value adjustments to paid in capital	$54,735

(O)	Adjustments to retained earnings:

To eliminate TCFC's historical retained earnings	$(138,573)
To reflect preliminary bargain purchase gain	20,857
Total fair value adjustments to retained earnings	$(117,716)

To reflect the after-tax effect of the provision for credit losses for non-PCD loans	$(11,628)
To reflect estimated merger expenses, net of taxes	(19,496)
Total transaction accounting adjustments to retained earnings	$(31,124)

(P)	Adjustment to accumulated other comprehensive (loss), to reflect elimination of TCFC's accumulated other comprehensive loss.

(Q)	Adjustment to reflect elimination of TCFC's unearned ESOP shares.

(R)	Estimated accretion of fair value adjustments on loans acquired from TCFC over their expected lives using the level yield method.

(S)	Estimated amortization of discounts on time deposits acquired from TCFC over their expected lives.

(T)	Estimated net amortization on the subordinated debt and Trust Preferred Securities of TCFC over their expected lives.

(U)	Estimated adjustment to depreciation expense as a result of fair value adjustments.

(V)	Estimated amortization of the core deposit intangible using the sum-of-years-digits method.

(W)	Adjustment to remove historical merger related costs incurred through March 31, 2023 for the TCFC acquisition. Costs not eliminated through this adjustment relate to a prior acquisition of SHBI.

(X)	Adjustment to income tax expense as a result of the transaction accounting adjustments. An estimated blended federal and state tax rate of 26% was used.

(Y)	Adjustments to weighted average common shares outstanding to eliminate TCFC's shares and to record SHBI shares issued in connection with the merger based on the exchange ratio of 2.3287.

NOTE C —  PRELIMINARY PURCHASE PRICE ALLOCATION

The following table sets forth a preliminary allocation of the estimated total purchase price to the fair value of the identifiable assets and liabilities to be acquired from TCFC and the pro forma preliminary bargain purchase gain generated from the transaction (unaudited, dollars in thousands):

(in thousands)
Purchase Price:
Shore Bancshares, Inc. common stock paid at closing price of $11.56 as of June 30, 2023		$152,612
Effective settlement of pre-existing debt (1)		500
Cash consideration (cash in lieu for fractional shares)		4
Fair value of converted share-based payment awards (2)		499
Total pro forma purchase price		$153,615
Fair value of assets acquired:
Cash and cash equivalents	$27,488
Total securities	470,717
Loans, net	1,726,523
Premises and equipment	29,118
Core deposit intangible	48,648
Other assets	89,680
Total assets	$2,392,174
Fair value of liabilities assumed:
Deposits	2,147,873
Total debt	49,626
Other liabilities	20,203
Total liabilities	$2,217,702
Net assets acquired		$174,472
Preliminary pro forma bargain purchase gain		$(20,857)

(1)	SHBI held $500,000 in subordinated debt of TCFC. For the purposes of the pro forma analysis, the debt was effectively settled.

(2)	Represents the product of the number of TCFC share-based payment awards outstanding and the equity exchange ratio, further multiplied by the average price per share of SHBI common stock of $11.56 and the ratio of the completed service period relative to the total service period of the underlying awards.